EXHIBIT  23.1

Consent of Independent Certified Public Accountants

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 13, 2005, except for note 10 as to which the date is July 13, 2005, which appears in the Final Prospectus dated August 2, 2005.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Lieberman & Associates, P.A.
Fort Lauderdale, Florida
September 15, 2005

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